                                                                     EXHIBIT 2.1





                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                             GREATER BAY BANCORP

                                     AND

                             BAY AREA BANCSHARES





                              January 26, 1999

                    AGREEMENT AND PLAN OF REORGANIZATION
                    ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 26th day of January, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and BAY AREA BANCSHARES, a California corporation ("BAB").

     WHEREAS, the Boards of Directors of GBB and BAB deem advisable and in the best interests of their respective shareholders the merger of BAB with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB and BAB have approved the Merger pursuant to this Agreement and pursuant to the Agreement of Merger by and between GBB and BAB (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which BAB will merge with and into GBB
---------
and each outstanding share of BAB common stock, no par value ("BAB Stock"), excluding any BAB Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                  ARTICLE 1.

                                 DEFINITIONS
                                 -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

     "BAB 401(k) Plan" means the Bay Area Bank 401(k) Plan.

     "BAB Conflicts and Consents List" has the meaning set forth in Section 4.6.

     "BAB Contract List" has the meaning set forth in Section 4.16.

     "BAB Derivatives List" has the meaning set forth in Section 4.32.

     "BAB Dissenting Shares" means any shares of BAB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "BAB Employee Plan List" has the meaning set forth in Section 4.20.

     "BAB Environmental Compliance List" has the meaning set forth in Section 4.12.2.

     "BAB Filings" has the meaning set forth in Section 4.5.

     "BAB Filings List" has the meaning set forth in Section 4.5.

     "BAB Fully Diluted Book Value Per Share" means the sum of (a) shareholders' equity as reflected on the consolidated financial statements to be provided by BAB to GBB pursuant to Section 11.14, including any adjustments relating to litigation expenses, plus (b) the consideration to be paid upon the exercise of any BAB Stock Option (as defined herein) then issued and outstanding, divided by the sum of (y) the number of shares of BAB Stock then issued and outstanding, plus (z) such number of shares of BAB Stock issuable upon the exercise of any BAB Stock Option.

     "BAB Indemnification List" has the meaning set forth in Section 4.30.

     "BAB Insurance List" has the meaning set forth in Section 4.7.

     "BAB Investment Securities List" has the meaning set forth in Section 4.26.

     "BAB Intellectual Property List" has the meaning set forth in Section 4.35.

     "BAB List" means any list required to be furnished by BAB to GBB herewith.

     "BAB Litigation List" has the meaning set forth in Section 4.10.

     "BAB Loan List" has the meaning set forth in Section 4.25.

     "BAB Offices List" has the meaning set forth in Section 4.23.

     "BAB Operating Losses List" has the meaning set forth in Section 4.24.

     "BAB Perfected Dissenting Shares" means BAB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as BAB Dissenting Shares.

     "BAB Personal Property List" has the meaning set forth in Section 4.8.

     "BAB Real Property List" has the meaning set forth in Section 4.9.

     "BAB SAR Plan" means the Bay Area Bancshares 1996 Stock Appreciation Rights Plan, as amended.

     "BAB Shareholders' Meeting" means the meeting of BAB's shareholders referred to in Section 6.7.

     "BAB Stock" has the meaning set forth in the second recital of this Agreement.

     "BAB Stock Option" means any option issued pursuant to the BAB Stock Option Plan.

     "BAB Stock Option Plan" means the Bay Area Bancshares 1993 Stock Option Plan, as amended.

     "BAB Supplied Information" has the meaning set forth in Section 4.34.

     "BAB Tax List" has the meaning set forth in Section 4.11.

     "BAB Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

     "BABANK" means Bay Area Bank, a California state chartered bank and wholly owned subsidiary of BAB.

     "Banks" means CNB, GGB, MPB and PBC.

     "Benefit Arrangements" has the meaning set forth in Section 4.20.2.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "CFC" means California Financial Code.

     "CGCL" has the meaning set forth in the second recital of this Agreement.

     "Certificates" has the meaning set forth in Section 2.5.2.

     "Classified Credits" has the meaning set forth in Section 6.8.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 2860 West Bayshore Road, Palo Alto, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BAB, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by BAB to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to
Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

     "Code" shall have the meaning set forth in the third recital of this Agreement.

     "Colmery Agreement" means the written agreement dated August 15, 1998 between BAB and Joseph P. Colmery.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1.14.

     "Comptroller" means the Comptroller of the Currency.

     "Conversion Ratio" has the meaning set forth in Section 2.2.1.

     "Covered Person" has the meaning set forth in Section 4.30.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20.1.

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Norwest Bank Minnesota, N.A.

     "Exchange Fund" has the meaning set forth in Section 2.5.1 hereof.

     "FDIC" means the Federal Deposit Insurance Corporation

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1994, 1995, 1996 and 1997, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the nine month period ended September 30, 1998.

     "Financial Statements of BAB" means the audited consolidated financial statements of BAB consisting of the consolidated statements of condition as of December 31, 1994, 1995, 1996 and 1997, the related statements of operations, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and BAB's unaudited consolidated statements of financial conditions and statements of operations and cash flows as of and for the nine month period ended
September 30, 1998.

     "Findley Agreement" means the letter agreement dated July 15, 1998 between Gary Steven Findley & Associates and BAB.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Litigation List" has the meaning set forth in Section 5.19.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

     "GBB Supplied Information" has the meaning set forth in Section 5.14.

     "GBB Undisclosed Liabilities List" has the meaning set forth in Section
5.21.

     "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12.2.

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "Merger" has the meaning set forth in the first recital of this Agreement.

     "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the BAB Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "PwC" means PricewaterhouseCoopers LLP, GBB's and BAB's independent accountants.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the BAB Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12.2.

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Tax Sharing Agreement" means an agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER
                                ---------------

     2.1. Effect of Merger and Surviving Corporation.  At the Effective Time of
          ------------------------------------------
the Merger, BAB will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of BAB and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of BAB and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of BAB and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either BAB or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BAB and GBB shall be preserved unimpaired and all debts, liabilities and duties of BAB and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of BAB.  Subject to Section 2.4, each share of BAB Stock issued
          ------------
and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of BAB or the holders of such shares, be treated on the basis set forth herein.

          2.2.1.   Conversion of BAB Stock.  At the Effective Time of the
                   -----------------------
Merger, pursuant to the Agreement of Merger, each outstanding share of BAB Stock excluding any BAB Perfected

Dissenting Shares or shares of BAB Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of BAB or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of BAB Stock and be converted into (a) 1.44271 shares of GBB Stock in the event the Average Closing Price is less than $30.00; or (b) 1.38682 shares of GBB Stock in the event the Average Closing Price is $30.00 or more (as applicable, the "Conversion Ratio").

          2.2.2.  BAB Perfected Dissenting Shares.  BAB Perfected Dissenting
                  -------------------------------
Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of BAB Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          2.2.3   Shares Held by GBB or the Banks.  Shares of BAB Stock held by
                  -------------------------------
GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled and no consideration shall be issued in exchange therefor.

          2.2.4.  Dividends, Etc.  If,  prior to the Effective Time of the
                  --------------
Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3. Effect on GBB Stock.  On the Effective Time of the Merger, each
          -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

     2.4. Fractional Shares.  No fractional shares of GBB Stock shall be issued
          -----------------
in the Merger. In lieu thereof, each holder of BAB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the Average Closing Price times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.5  Exchange Procedures.
          -------------------

          2.5.1. As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of BAB Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to
Section 2.2 in exchange for shares of BAB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

          2.5.2. GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of BAB Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and BAB may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing BAB Stock, the transfer of ownership which is not registered in the transfer records of BAB, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such BAB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of BAB should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          2.5.3. No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          2.5.4. All shares of GBB Stock issued upon the surrender for exchange of BAB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BAB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BAB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          2.5.5. Any portion of the Exchange Fund which remains undistributed to the shareholders of BAB following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of BAB who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          2.5.6. Neither GBB nor BAB shall be liable to any holder of shares of BAB Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.5.7. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          2.5.8 Certificates surrendered for exchange by any Person constituting an Affiliate of BAB for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.10.

     2.6. Directors of Surviving Corporation and BABANK  Immediately after the
          ---------------------------------------------
Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and one current member of BAB's Board of Directors to be appointed by GBB and assigned to Class I (reelection 2001). Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Immediately after the Effective Time of the Merger, the Board of Directors of BABANK shall be comprised of the persons serving as directors of BABANK immediately prior to the Effective Time of the Merger and David L.

Kalkbrenner, or such other person designated by GBB and reasonably acceptable to BAB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified; provided, however, that GBB agrees to maintain BABANK's existing Board members for a period of one year following the Effective Time of the Merger.

     2.7  Executive Officers of Surviving Corporation and BABANK.  Immediately
          ------------------------------------------------------
after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Immediately after the Effective Time of the Merger, the executive officers of BABANK shall be comprised of the persons serving as executive officers of BABANK immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING
                                  -----------

     3.1. Closing Date.  The Closing shall take place on the Closing Date.
          ------------

     3.2. Execution of Agreements.  As soon as practicable after execution
          -----------------------
of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by GBB and BAB. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3. Further Assurances.  At the Closing, the parties hereto shall
          ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BAB
                     -------------------------------------

     BAB represents and warrants to GBB as follows:

     4.1. Incorporation, Standing and Power.  BAB has been duly organized,
               ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. BABANK is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. BAB's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of BAB and BABANK has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BAB or BABANK nor the location of any of their respective properties requires that either BAB or BABANK be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. BAB has delivered to GBB true and correct copies of its and BABANK's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

     4.2. Capitalization.
          --------------

          4.2.1. As of the date of this Agreement, the authorized capital stock of BAB consists of 20,000,000 shares of BAB Stock, of which 1,004,141 shares are outstanding. All of the outstanding shares of BAB Stock are duly authorized, validly issued, fully paid and nonassessable. Except for BAB Options covering 83,108 shares of BAB Stock granted pursuant to the BAB Stock Option Plan and 48,000 stock appreciation rights under the BAB SAR Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BAB Stock nor any securities convertible into such stock, and BAB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. BAB has furnished GBB a list (the "BAB Option List") setting forth the name of each holder of a BAB Option and stock appreciation right, the number of shares of BAB Stock covered by each such option and stock appreciation right, the vesting schedule of such option and stock appreciation right, the exercise price per share and the expiration date of each such option and stock appreciation right.

          4.2.2. As of the date of this Agreement, the authorized capital stock of BABANK consists of 500,000 shares of common stock, of which 100 shares are outstanding and owned of record and beneficially by BAB. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable, except as provided in California Financial Code
Section 662. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and BABANK is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

     4.3. Subsidiaries.   Other than BABANK, BAB does not own, directly or
          ------------
indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4. Financial Statements.  BAB has previously furnished to GBB a copy
          --------------------
of the Financial Statements of BAB. The Financial Statements of BAB: (a) present fairly the consolidated financial condition of BAB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves, in the opinion of management of BAB, for loan losses and other contingencies and (d) are based upon the books and records of BAB.

     4.5. Reports and Filings.  Except as set forth in a list (the "BAB
          -------------------
Filings List"), since January 1, 1995, each of BAB and BABANK has filed all reports, returns, registrations and statements (such reports and filings referred to as "BAB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BAB Filings.
As of their respective dates, to the best knowledge of BAB, each of such BAB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BAB Filings fairly presented the financial position of BAB on a consolidated basis, BAB alone and BABANK alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.
BAB has furnished GBB with true and correct copies of all BAB Filings filed by BAB since January 1, 1995.

     4.6. Authority of BAB.  The execution and delivery by BAB of this
          ----------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of BAB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BAB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of BAB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by BAB to GBB (the "BAB Conflicts and Consents List"), neither the execution and delivery by BAB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by BAB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or BABANK's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BAB or BABANK is a party, or by which BAB or BABANK or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of BAB or BABANK; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BAB or BABANK or any of their respective properties or assets. Except as set forth in the BAB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BAB or BABANK, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BAB of this Agreement, the Agreement of Merger or the consummation by BAB of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of BAB; (ii) such approvals as may be required by the FRB and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

     4.7. Insurance.  Each of BAB and BABANK has policies of insurance and
          ---------
bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by BAB to GBB (the "BAB Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the BAB Insurance List, neither BAB nor BABANK is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the BAB Insurance List is a list of all policies of insurance carried and owned by either BAB or BABANK showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property.  Each of BAB and BABANK has good and
          -----------------
marketable title to all its material properties and assets, other than real property, owned or stated to be owned by BAB or BABANK, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of BAB; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of BAB or BABANK; or (e) as set forth in a list furnished by BAB to GBB (the "BAB Personal Property List.")

     4.9. Real Estate.  BAB has furnished GBB a list of real property,
          -----------
including leaseholds and all other interests in real property (other than security interests), owned by BAB or BABANK (the "BAB Real Property List").
Each of BAB and BABANK has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the BAB Real Property List. Either BAB or BABANK has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the BAB Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the BAB Real Property List. BAB has furnished GBB with true and correct copies of all leases included in the BAB Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the BAB Real Property List.

    4.10. Litigation.  Except as set forth in a list furnished by BAB to
          ----------
GBB (the "BAB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to BAB's knowledge threatened, against BAB or BABANK or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BAB or BABANK which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BAB on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against BAB or BABANK in excess of $25,000. Also, except as disclosed in the BAB Litigation List, there are no material judgments, decrees, stipulations or orders against BAB or BABANK or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    4.11. Taxes.
          -----

          (a) Except as set forth in a list furnished by BAB to GBB (the "BAB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of BAB, BABANK or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of BAB, BABANK or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the BAB balance sheet, and adequate reserves or accruals for Taxes have been provided in the BAB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of BAB, BABANK or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b) BAB, BABANK and any of their subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all material income or franchise Tax Returns of BAB, BABANK and any of their subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to BAB, BABANK or any of their subsidiaries with respect to their respective income, assets or operations.

          (d) Except as set forth in the BAB Tax List, no claim has been made by a taxing authority in a jurisdiction where BAB, BABANK or any of their subsidiaries do not file an income or franchise Tax Return such that BAB, BABANK or any of their subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the BAB Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including BAB, BABANK or any of their subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have BAB, BABANK or any of their subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against BAB, BABANK or any of their subsidiaries for any subsequent taxable period that could be material.

          (f) Except as set forth in the BAB Tax List, neither BAB, BABANK or any of their subsidiaries nor any other Person on behalf of BAB, BABANK or any of their subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the

Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BAB, BABANK or any of their subsidiaries (ii) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BAB, BABANK or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BAB, BABANK or any of their subsidiaries or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BAB, BABANK or any of their subsidiaries.

          (g) Except as set forth in the BAB Tax List, no property owned by BAB, BABANK or any of their subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Neither BAB (except with BABANK) nor BABANK (except with BAB) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) Except as set forth in the BAB Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BAB, BABANK or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any unpaid Taxes upon any of the assets of BAB, BABANK or any of their subsidiaries.

          (k) Except as set forth in the BAB Tax List, BAB, BABANK or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the BAB Tax list, none of the members of BAB's Affiliated Group has any net operating loss carryovers.

          (m) BAB agrees, and agrees to cause BABANK or any of their subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

    4.12. Compliance with Laws and Regulations.
          ------------------------------------

          4.12.1. Neither BAB nor BABANK is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis or BABANK, as the case may be.

          4.12.2. Except as set forth on a list furnished by BAB to GBB (the "BAB Environmental Compliance List"), to the best of BAB's knowledge without further investigation (i) each of BAB and BABANK is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about BAB Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from BAB Property; (iv) neither BAB nor BABANK has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against BAB or BABANK or concerning property securing BAB or BABANK loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BAB Property or property securing BAB or BABANK loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. For purposes of this Section 4.12.2, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "BAB Property" shall mean real estate currently owned, leased, or otherwise used by BAB or BABANK, or in which BAB or BABANK has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by BAB or BABANK in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

          4.12.3. BAB has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the BAB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of BAB or BABANK. The BAB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of BAB or BABANK.

    4.13. Performance of Obligations.  Each of BAB and BABANK has
          --------------------------
performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Except for loans and leases made by BAB or BABANK in the ordinary course of business, to BAB's knowledge, no party with whom BAB or BABANK has an agreement that is of material importance to the business of BAB or BABANK is in default thereunder.

    4.14. Employees.  There are no controversies pending or threatened
          ---------
between either BAB or BABANK and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Neither BAB nor BABANK is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

    4.15. Brokers and Finders.  Except for the obligation to Gary Steven
          -------------------
Findley & Associates set forth in the Findley Agreement and the obligation to Joseph P. Colmery set forth in the Colmery Agreement, copies of which have been delivered to GBB, neither BAB nor BABANK is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

    4.16. Material Contracts.  Except as set forth in a list furnished by
          ------------------
BAB to GBB (the "BAB Contract List") hereto (all items listed or required to be listed in such BAB Contract List being referred to herein as "Scheduled Contracts"), neither BAB nor BABANK is a party or otherwise subject to:

          4.16.1. any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of BAB or BABANK and is not terminable by BAB or BABANK within one year without penalty or (ii) requires payment by BAB or BABANK of $25,000 or more per annum;

          4.16.2. any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by BAB or BABANK of $25,000 or more per annum;

          4.16.3. any contract or agreement that restricts BAB or BABANK (or would restrict any Affiliate of BAB or BABANK or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          4.16.4. any lease of real or personal property providing for annual lease payments by or to BAB or BABANK in excess of $25,000 per annum other than
(A) financing leases entered into in the ordinary course of business in which BAB or BABANK is lessor and (B) leases of real property presently used by BABANK as banking offices;

          4.16.5. any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of BAB or BABANK (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

          4.16.6. other than as described in the BAB Filings or as set forth in the BAB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of BAB or BABANK;

          4.16.7. any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

          4.16.8. other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which BAB or BABANK has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          4.16.9. any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of BAB or BABANK);

          4.16.10. any restrictive covenant contained in any deed to or lease of real property owned or leased by BAB or BABANK (as lessee) that materially restricts the use, transferability or value of such property;

          4.16.11. any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          4.16.12. any supply, maintenance or landscape contracts not terminable by BAB or BABANK without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

          4.16.13. other than as disclosed with reference to Section 4.16.11 of this Section 4.16, any material agreement which would be terminable other than by BAB or BABANK as a result of the consummation of the transactions contemplated by this Agreement;

          4.16.14. any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of BAB or BABANK with recourse of any kind to BAB or BABANK except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          4.16.15. any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

          4.16.16. any contract relating to the provision of data processing services to BAB or BABANK; or

          4.16.17. any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by BAB or BABANK other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

          True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

    4.17. Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement, since September 30, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          4.17.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of BAB or BABANK or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of BAB on a consolidated basis;

          4.17.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

          4.17.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis;

          4.17.4. Any disposition by BAB or BABANK of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BAB on a consolidated basis; or

          4.17.5. Any direct or indirect redemption, purchase or other acquisition by BAB or BABANK of any equity securities or stock appreciation rights or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of BAB) or other distribution on or in respect of BAB Stock or stock appreciation rights whether consisting of money, other personal property, real property or other things of value.

    4.18. Licenses and Permits.  Each of BAB and BABANK has all material
          --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. The respective properties, assets, operations and businesses of BAB and BABANK are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of BAB and BABANK are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

    4.19. Undisclosed Liabilities.  Neither BAB nor BABANK has any
          -----------------------
liabilities or obligations, either accrued or contingent, that are material to BAB and that have not been: (a) reflected or disclosed in the Financial Statements of BAB; (b) incurred subsequent to December 31, 1997 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by BAB to GBB (the "BAB Undisclosed Liabilities List") or on any other BAB List. BAB does not know of any basis for the assertion against it or BABANK of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of BAB on a consolidated basis that is not fairly reflected in the Financial Statements of BAB or otherwise disclosed in this Agreement.

    4.20. Employee Benefit Plans.
          ----------------------

          4.20.1. BAB has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which BAB or any member of the same controlled group of corporations, trades or businesses as BAB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which BAB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of BAB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with or pertaining to any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." BAB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject BAB or any of its ERISA Affiliates to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by BAB to GBB (the "BAB Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

          4.20.2. BAB has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by BAB or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of BAB or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the BAB Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1998. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the BAB Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of BAB since December 31, 1997, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1997. There is no contract, agreement or benefit arrangement covering any employee of BAB which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          4.20.3. With respect to all Employee Plans and Benefit Arrangements, BAB and its ERISA Affiliates are in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan.

BAB and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of BAB, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the knowledge of BAB, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by BAB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom BAB is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of BAB on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has BAB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither BAB nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including BAB) at or after the Effective Time of the Merger.

          4.20.4. None of the Employee Plans nor any trust created thereunder has incurred any "accumulated deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither BAB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and BAB does not know of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of BAB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans.

          4.20.5. Except for Scheduled Contracts set forth in the BAB Contract List or as set forth in the BAB Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by BAB within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          4.20.6. All group health plans of BAB have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

          4.20.7. Neither BAB nor BABANK has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to BAB or BABANK as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

          4.20.8. Except as set forth in the BAB Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of BAB or BABANK, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

    4.21. Corporate Records.  The minute books of each of BAB and BABANK
          -----------------
accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of BAB and BABANK.

    4.22. Accounting Records.  Each of BAB and BABANK maintains
          ------------------
accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to BAB or BABANK which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

    4.23. Offices and ATMs.  BAB has furnished to GBB a list (the "BAB
          ----------------
Offices List") setting forth the headquarters of each of BAB and BABANK (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by BAB or BABANK (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the BAB Offices List, neither BAB nor BABANK maintains any other office or ATM or conducts business at any other location, and neither BAB nor BABANK has applied for or received permission to open any additional branch or operate at any other location.

    4.24. Operating Losses.  BAB has furnished to GBB a list (the "BAB
          ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at BAB during the period after December 31, 1997 to the date of the Agreement. To the knowledge of BAB, no action has been taken or omitted to be taken by any employee of BAB that has resulted in the incurrence by BAB of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

    4.25. Loan Portfolio.  BAB has furnished to GBB a list (the "BAB Loan
          --------------
List") that sets forth (a) as of December 31, 1998, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by BAB or BABANK; (b) sets forth as of December 31, 1998, by type and classification, all loans, leases, other extensions and commitments to extend credit of BAB or BABANK that are currently classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to BAB or BABANK as to which any payment of principal, interest or any other amount is currently 90 days or more past due.

    4.26. Investment Securities.  BAB has furnished to GBB a list (the
          ---------------------
"BAB Investment Securities List") setting forth a description of each Investment Security held by BAB or BABANK on December 31, 1998. The BAB Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither BAB nor BABANK has any Investment Security classified as trading.

    4.27. Power of Attorney.  Neither BAB nor BABANK has granted any
          -----------------
Person a power of attorney or similar authorization that is presently in effect or outstanding.

    4.28. Facts Affecting Regulatory Approvals.  To the best knowledge of
          ------------------------------------
BAB, there is no fact, event or condition applicable to BAB or BABANK which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

    4.29. Accounting and Tax Matters.  To the best knowledge of BAB,
          --------------------------
neither BAB nor BABANK has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

    4.30. Indemnification.  Other than pursuant to the provisions of
          ---------------
their respective Articles of Incorporation or Bylaws insurance and bond policies, the Findley Agreement and the Colmery Agreement, neither BAB nor BABANK is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of BAB or BABANK (a "Covered Person"), and to the best knowledge of BAB, there are no claims for which any Covered Person would be entitled to indemnification by BAB or BABANK if such provisions were deemed in effect, except as set forth in a list furnished by BAB to GBB (the "BAB Indemnification List").

    4.31. Community Reinvestment Act.  BABANK has received rating of
          --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BABANK has not been advised of any supervisory concerns regarding BAB's compliance with the Community Reinvestment Act.

    4.32. Derivative Transactions.   Except as set forth in a list furnished by
          -----------------------
BAB to GBB (the "BAB Derivatives List"), neither BAB nor BABANK is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33. Trust Administration.  BAB does not presently exercise trust
           --------------------
powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and BABANK or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where BABANK or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where BABANK or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which BABANK or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

    4.34. Disclosure Documents and Applications.  None of the information
          -------------------------------------
supplied or to be supplied by or on behalf of BAB ("BAB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the FDIC, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.35. Intellectual Property.  Except as set forth in a list furnished
          ---------------------
by BAB to GBB (the "BAB Intellectual Property List"), BAB and BABANK own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither BAB nor BABANK has received any notice with respect thereto that asserts the rights of others. BAB and BABANK has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

    4.36. Year 2000.  The mission critical computer software operated by
          ---------
BAB and BABANK is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis. Neither BAB nor BABANK has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). BAB has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect BAB and BABANK. Between the date of this Agreement and the Effective Time, BAB shall use commercially practicable efforts to implement such plan.

    4.37. Insider Loans; Other Transactions.  BAB has previously provided
          ---------------------------------
GBB with a listing, current as of January 22, 1999, of all extensions of credit made by BAB and BABANK to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither BAB nor BABANK owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of BAB or BABANK (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the BAB Stock Option Plan or BAB SAR Plan or any amounts due pursuant to BAB's Employee Plans).

    4.38. Registration Obligation.  Neither BAB nor BABANK is under any
          -----------------------
obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

    4.39. Accuracy and Currentness of Information Furnished.  The
          -------------------------------------------------
representations and warranties made by BAB hereby or in the BAB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                 ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF GBB
                    -------------------------------------

     GBB represents and warrants to BAB as follows:

     5.1. Incorporation, Standing and Power.  GBB has been duly organized,
          ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to BAB. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization.     As of the date of this Agreement, the
          --------------
authorized capital stock of GBB consists of 24,000,000 shares of common stock, of which 9,608,822 shares were outstanding at December 30, 1998, and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

     5.3. Financial Statements.  GBB has previously furnished to BAB a copy
          --------------------
of the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

     5.4. Reports and Filings.  Since January 1, 1995, GBB has filed all
          -------------------
reports, returns, registrations and statements (such reports and filings referred to as "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings.
As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance; and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority.  The execution and delivery by GBB of this Agreement
          ---------
and the Agreement of Merger have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, a valid and binding obligation of GBB enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to BAB (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB, or any subsidiary of GBB or any of its respective properties or assets is bound;
(c) result in the creation or imposition of any Encumbrance on any of the properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of their respective properties or assets. Except as set forth in the "GBB Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the FRB and the DFI; (ii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iii) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

     5.6. Subsidiaries.  As of the date of this Agreement, GBB owns 100% of
          ------------
the outstanding stock of each of CNB, GGB, MPB, PBC and Pacific Business Funding Corporation. As of the date of this Agreement, and except for its investments in the Banks, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

     5.7. Brokers and Finders.  Except for the obligation to Hoefer &
          -------------------
Arnett Incorporated, as set forth in a letter agreement dated June 22, 1998, as supplemented on November 11, 1998, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.8. Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since September 30, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          5.8.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

          5.8.4. Any disposition by GBB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

          5.8.5 Any direct or indirect redemption, purchase or other acquisition by GBB or the Banks of any equity securities or stock appreciation rights or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of GBB or otherwise declared or paid consistent with past practice) or other distribution on or in respect of GBB Stock or stock appreciation rights whether consisting of money, other personal property, real property or other things of value, except pursuant to the Rights Agreement, dated as of November 17, 1998, between GBB and Norwest Bank Minnesota, N.A.

     5.9. Licenses and Permits.  GBB and each subsidiary of GBB have all
          --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The respective properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

    5.10. Corporate Records.  The minute books of GBB reflect all
          -----------------
material actions taken to this date by its shareholders, boards of directors and committees.

    5.11. Accounting Records.  GBB and its subsidiaries maintain
          ------------------
accounting records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

    5.12. Facts Affecting Regulatory Approvals.  To the best knowledge of
          ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and transactions contemplated by this Agreement.

    5.13. Accounting and Tax Matters.  To the best of GBB's knowledge,
          --------------------------
GBB has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

    5.14. Disclosure Documents and Applications.  None of the information
          -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of BAB in connection with obtaining the approval of the shareholders of BAB of this Agreement, the Merger and the other transactions contemplated hereby, and
(b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.15. Nasdaq Listing.  As of the date hereof, GBB Stock is listed on
          --------------
the Nasdaq National Market System.

    5.16. Accuracy and Currentness of Information Furnished.  The
          -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

    5.17  Year 2000.  The mission critical computer software operated by
          ---------
GBB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. GBB has not received, and reasonably expects that it will not receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

    5.18. Insurance.  Each of GBB and the Banks have policies of
          ---------
insurance and bonds with respect to their respective assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their respective business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither GBB nor the Banks are in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

    5.19. Litigation.  Except as set forth in a list furnished by GBB to
          ----------
BAB (the "GBB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to GBB's knowledge threatened, against GBB or the Banks or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or the Banks which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of GBB on a consolidated basis, or the transactions contemplated hereby. Also, except as disclosed in the GBB Litigation List, there are no material judgments, decrees, stipulations or orders against GBB or the Banks or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    5.20. Compliance with Laws and Regulations.  Neither GBB nor the Banks
          ------------------------------------
is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis or the Banks, as the case may be.

    5.21. Undisclosed Liabilities.  Neither GBB nor the Banks have any
          -----------------------
liabilities or obligations, either accrued or contingent, that are material to GBB and that have not been: (a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1997 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by GBB to BAB (the " GBB Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any basis for the assertion against it or the Banks of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of GBB on a consolidated basis that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

    5.22. Community Reinvestment Act.  Each of the Banks has received a
          --------------------------
rating of at least "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. None of the Banks has been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

    5.23. Employee Benefit Plans.  GBB has previously made available to BAB
          ----------------------
copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which GBB or any of its ERISA Affiliates is a sponsor or participating employer or as to which GBB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of GBB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with or pertaining to any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." GBB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject GBB to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. All Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

                                   ARTICLE 6.

                                COVENANTS OF BAB
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     BAB covenants and agrees with GBB as follows:

     6.1. Limitation on BAB's Conduct Prior to Effective Time of the
          ----------------------------------------------------------
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, BAB agrees to conduct its business (and to cause BABANK to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and BAB and BABANK shall not, without the prior written consent of GBB, which consent will not be unreasonably withheld:

          6.1.1. issue, sell or grant any BAB Stock (except pursuant to the exercise of BAB Options outstanding as of the date hereof), any other securities (including long term debt) of BAB or BABANK, or any rights, stock appreciation rights, options or securities to acquire any BAB Stock, or any other securities (including long term debt) of BAB or BABANK;

          6.1.2. declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of BAB or BABANK, provided, however, that subject to Section 6.11, BAB may pay to its shareholders its regular cash dividend in amounts consistent with past practices;

          6.1.3. purchase, redeem or otherwise acquire any capital stock or other securities of BAB or BABANK or any rights, options, or securities to acquire any capital stock or other securities of BAB or BABANK;

          6.1.4. except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          6.1.5. grant any general or uniform increase in the rate of pay of employees or employee benefits;

          6.1.6. grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person (except as to any amounts accrued as of December 31, 1998 and except as to any increase reasonably necessary to retain an existing employee whose services are critical to the operations of BABANK; provided, however that any such increases or bonuses shall not exceed in the aggregate (and not on an individual basis) 3% of BABANK's compensation expense at December 31, 1998) or voluntarily accelerate the vesting of any employee benefits;

          6.1.7. make any capital expenditure (unless previously committed and disclosed to BAB) or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          6.1.8. compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          6.1.9. grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $200,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within three Business Days of written notice delivered to GBB's Chief Credit Officer, written notice of objection is not received by BAB);

          6.1.10. change in any material respect its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          6.1.11. grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding BAB Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

          6.1.12. close any offices at which business is conducted or open any new offices except ATM locations; provided, however that BABANK shall give GBB prior notice of new ATM locations;

          6.1.13. adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          6.1.14. initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or BABANK's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and BAB shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving BAB or BABANK: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BAB or BABANK representing 10% or more of the consolidated assets of BAB; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of BAB or BABANK; a tender offer or exchange offer for at least 10% of the outstanding shares; a solicitation of proxies in opposition to approval of the Merger by BAB's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1.14 or elsewhere in this Agreement, the obligations of BAB in this Agreement are subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of BAB to the shareholders of BAB; provided, however, that nothing herein shall prohibit GBB from terminating this Agreement pursuant to Section 13.1.8 hereof.

          6.1.15. change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of BAB's business or operations, except such changes as may be required in the opinion of BAB's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          6.1.16. grant any Person a power of attorney or similar authority;

          6.1.17. make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States government, including collateralized mortgage obligations, the obligations of which are entitled to or implied to have the full faith and credit of the United States government or bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within three Business Days of written notice delivered to GBB's Chief Operating Officer, written notice of objection is not received by BAB);

          6.1.18. materially amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section
4.16 except ATM location contracts in accordance with market conditions;

          6.1.19. sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          6.1.20. knowingly take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or BAB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect BAB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or BAB's obligations hereunder, as set forth in Article 9 or 10 herein not being satisfied;

          6.1.21. make any special or extraordinary payments to any Person;

          6.1.22. reclassify any Investment Security from hold-to-maturity or available for sale to trading;

          6.1.23. sell any security other than in the ordinary course of business, or engage in gains trading;

          6.1.24. take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          6.1.25. knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          6.1.26. settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          6.1.27. make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on September 30, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          6.1.28. incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

          6.1.29. agree or make any commitment to take any actions prohibited by this Section 6.1.

     6.2. Affirmative Conduct of BAB Prior to Effective Time of the Merger.
          ----------------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, BAB shall (and shall cause BABANK to):

          6.2.1. use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with BAB or BABANK;

          6.2.2. use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of BAB and BABANK;

          6.2.3. use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          6.2.4. perform its material contractual obligations and not become in material default on any such obligations;

          6.2.5. duly observe and conform in all material respects to all lawful requirements applicable to its business;

          6.2.6. maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          6.2.7. promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding BAB Stock prior to the record date fixed for the BAB Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          6.2.8. promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of BAB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of BAB;

          6.2.9. make available to GBB monthly unaudited balance sheets and income statements of BAB within 25 days after the close of each calendar month;

          6.2.10. not later than the 30th day of each calendar month, amend or supplement the BAB Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the BAB Lists accurately reflects the then-current status of BAB. BAB shall further amend or supplement the BAB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the BAB Lists;

          6.2.11. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BAB or that is contemplated in this Agreement as required in connection with the Merger;

          6.2.12. maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

          6.2.13. furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3. Access to Information
          ---------------------

          6.3.1. BAB will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its and BABANK's business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of BAB and BABANK and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BAB and BABANK and in such a manner as to minimize any disruption of, or interference with, the normal business operations of BAB and BABANK. Upon the request of GBB, BAB will request PwC to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of BAB and BABANK, including tax accrual work papers prepared for BAB and BABANK during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that BAB or BABANK is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by BAB herein; provided, that GBB shall disclose to BAB any fact or circumstance it may discover which GBB believes renders any representation or warranty made by BAB hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BAB and BABANK so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BAB.

          6.3.2. A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by BAB or BABANK after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on BAB's premises.

          6.3.3. A representative of GBB, selected by GBB in its sole discretion, shall be permitted by BAB and BABANK to attend all regular and special Board of Directors' and committee meetings of BAB and BABANK from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of BAB under this Agreement.

     6.4. Review by Accountants.  Promptly upon request of GBB, BAB will
          ---------------------
request PwC to permit representatives of PwC working on behalf of GBB to review and examine the work papers of PwC relating to BAB and BABANK and the Financial Statements of BAB and to review and examine the work papers of PwC relating to any future completed audits or completed reviews of BAB and BABANK.

     6.5. Filings.  BAB agrees that through the Effective Time of the
          -------
Merger, each of its or BABANK's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.6. Notices; Reports.  BAB will promptly notify GBB of any event of
          ----------------
which BAB obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of BAB on a consolidated basis, or in the event that BAB determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Article 9 or 11 herein, and BAB will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of BAB or BABANK or committees thereof, any report by BAB or BABANK for submission to the Board of Directors of BAB or BABANK or committees thereof, provided, however, that BAB need not furnish to GBB communications of BAB's legal counsel regarding BAB's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BAB to its shareholders or other security holders, and all reports filed by BAB or BABANK with the FRB, the

FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to BAB or BABANK.

     6.7. BAB Shareholders' Meeting.  Promptly after the execution of this
          -------------------------
Agreement, BAB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of BAB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of BAB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BAB Stock to approve this Agreement and the transactions contemplated hereby.

     6.8. Certain Loans and Other Extensions of Credit.  BAB will promptly
          --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of BAB or BABANK or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). BAB will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by BAB or BABANK to any BAB or BABANK director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of BAB, including with respect to each such loan or lease the identity and, to the knowledge of BAB, the relation of the borrower to BAB or BABANK, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.9. Applications.  Subject to Section 7.5, BAB will promptly prepare
          ------------
or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to BAB or BABANK and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. BAB shall afford GBB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to BAB or BABANK and all such applications and all amendments and supplements thereto before the filing thereof. BAB covenants and agrees that, with respect to the information relating to BAB or

BABANK, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BAB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

    6.10. Affiliates Agreements.  Concurrently with the execution of this
          ---------------------
Agreement, (a) BAB shall deliver to GBB a letter identifying all persons who are then "affiliates" of BAB for purposes of Rule 145 under the Securities Act and
(b) BAB shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. BAB shall use
                                             ---------
reasonable efforts to obtain from any person who becomes an affiliate of BAB after BAB's delivery of the letter referred to above, and on or prior to the date of the BAB Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as
                                                ---------
practicable after obtaining such status.

    6.11. Coordination of Dividends.  BAB shall coordinate with GBB the
          -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1.2 hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of BAB Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of BAB Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

    6.12. D&O Coverage.  In the event that GBB is unable to have BAB's and
          ------------
BABANK's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2.6 hereof and upon GBB's request, BAB shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of BAB and BABANK under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by BAB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by BAB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

    6.13. Management Indebtedness.  BAB shall modify the loans with its
          -----------------------
directors and officers that are secured by BAB Stock to require repayment of the related indebtedness 12 months after the Effective Time of the Merger.

                                   ARTICLE 7.

                                COVENANTS OF GBB
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     GBB covenants and agrees with BAB as follows:

     7.1. Limitation on GBB's Conduct Prior to Effective Time of the
          ----------------------------------------------------------
Merger.  Between the date hereof and the Effective Time of the Merger, except as
------
contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without prior written consent of BAB:

          7.1.1. take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Article 9 or 11 herein not being satisfied;

          7.1.2. take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          7.1.3. amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

          7.1.4. agree or make any commitment to take any actions prohibited by this Section 7.1.

     7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective
          --------------------------------------------------------------
Time of the Merger.  Between the date hereof and the Effective Time of the
------------------
Merger, GBB shall:

          7.2.1. duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

          7.2.2. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          7.2.3. not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          7.2.4. use its commercially reasonable efforts to have BAB's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

     7.3. Access to Information.  Upon reasonable request by BAB, GBB shall
          ---------------------
(i) make its Chief Operating Officer/Chief Financial Officer and Controller (or another senior officer) available to discuss with BAB and its representatives GBB's operations; and (ii) shall provide BAB with written information which is
(a) similar to the written information that BAB reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BAB of the right to rely upon the representations and warranties made by GBB herein; provided, that BAB shall disclose to GBB any fact or circumstance it may discover which BAB believes renders any representation or warranty made by GBB hereunder incorrect in any respect. BAB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings.  GBB agrees that through the Effective Time of the
          -------
Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications.  GBB will promptly prepare and file or cause to be
          ------------
prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with BAB, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford BAB a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6. Blue Sky.  GBB agrees to use commercially reasonable efforts to
          --------
have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of BAB reside.

     7.7. Notices; Reports.  GBB will promptly notify BAB of any event of
          ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of BAB's obligations hereunder, as set forth in Article 9 or 10 herein.

     7.8. Removal of Conditions.  In the event of the imposition of a
          ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9. Stock Options and Stock Appreciation Rights.
          -------------------------------------------

          7.9.1. At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of BAB Stock ("BAB Stock Option") and all obligations of BAB under the BAB Stock Option Plan. Each and every BAB Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BAB Stock Option Plan and in the other documents governing such BAB Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such BAB Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of BAB Stock that were purchasable under such BAB Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such BAB Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of BAB Stock at which such BAB Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, GBB shall issue to each holder of an outstanding BAB Stock Option a document evidencing the assumption of such BAB Stock Option by GBB pursuant to this Section 7.9.

          7.9.2. GBB shall comply with the terms of the BAB Stock Option Plan and insure, to the extent required by, and subject to the provisions of, such Plans, that BAB Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          7.9.3. At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9.

          7.9.4 At or prior to the Effective Time of the Merger, GBB shall provide for the cash settlement of the stock appreciation rights granted under the BAB SAR Plan in accordance with the "Change In Control" provisions of such Plan, subject to the cap contained therein and the agreements executed thereunder.

     7.10 Reservation, Issuance and Registration of GBB Stock.  GBB shall
          ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of BAB in the Merger pursuant to
Article 2 hereof.

     7.11 Nasdaq Listing.  GBB shall use its commercially reasonable
          --------------
efforts to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

     7.12 Directors Emeritus.  GBB shall assume the obligations of BAB
          ------------------
under the three Director Emeritus agreements in effect on the date of this Agreement, plus a Director Emeritus agreement (similar to the currently effective Director Emeritus agreements) with Thorwald A. Madsen that BAB may enter into between the date of this Agreement and the Closing Date providing for a five year term and monthly payments over such term in the amount of $1,550.

                                   ARTICLE 8.

                              ADDITIONAL COVENANTS
                              --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Best Efforts.  Subject to the terms and conditions of this
          ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements.  No press release or other public
          --------------------
disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or BAB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     8.3. Appointment of Directors. GBB agrees to take all necessary
          ------------------------
action, including, if necessary, increasing the authorized number of its directors, to appoint one member of BAB's Board of Directors to the Board of Directors of GBB effective at and after the Effective Time of the Merger. BAB agrees to take all necessary action including, if necessary, increasing or causing BABANK to increase the authorized number of BABANK's directors, to appoint David L. Kalkbrenner (or such other person designated by GBB and reasonably acceptable to BAB) to the Board of Directors of BABANK, effective at and after the Effective Time of the Merger.

     8.4. Environmental Assessment and Remediation.  GBB may cause to be
          ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the BAB Real Property List. In the event any such phase I environmental investigation report, or any such report which BAB or BABANK has already obtained on any of the Real Property set forth on BAB's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to BAB, and BAB shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by BAB to conduct such investigation and provide such report shall be acceptable to GBB. GBB shall have 10 days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant satisfactory to BAB who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by BAB to GBB) BAB shall immediately commence such Remediation, all at the sole cost and expense of BAB. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to
Section 13.1.9 hereof before the expiration of 21 days from the date of such written notice.

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the BAB Real Property List, except as required by law.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval.  The Agreement and the transactions
          --------------------
contemplated hereby shall have received all requisite approvals of the shareholders of BAB.

     9.2. No Judgments or Orders.  No judgment, decree, injunction, order
          ----------------------
or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3. Regulatory Approvals.  To the extent required by applicable law
          --------------------
or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws.  The Registration Statement on Form S-4 shall
          ---------------
have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

     9.5. Listing.  The GBB Stock issuable in the Merger shall have been
          -------
included for listing on the Nasdaq National Market System.

     9.6. Tax Opinions.  GBB and BAB shall have received from Manatt,
          ------------
Phelps & Phillips, LLP an opinion reasonably satisfactory to GBB and BAB to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or BAB, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of BAB Stock who receive such stock in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of BAB and GBB and such opinions shall not have been withdrawn or modified in any material respect.

     9.7. Pooling of Interests.   Prior to the Effective Time of the
          --------------------
Merger, GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger will qualify for such treatment, PwC shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.

                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BAB
                 ----------------------------------------------

     All of the obligations of BAB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BAB:

    10.1. Legal Opinion.  BAB shall have received the opinion of Linda M.
          -------------
Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of BAB, to the effect that: (i) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and (iv) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

    10.2. Representations and Warranties; Performance of Covenants.  All
          --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2.3.

    10.3. Authorization of Merger.  All actions necessary to authorize
          -----------------------
the execution, delivery and performance of this Agreement by GBB and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

    10.4. Absence of Certain Changes.  Between the date of this Agreement
          --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

    10.5. Officers' Certificate.  There shall have been delivered to BAB
          ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

    10.6. Fairness Opinion.  BAB shall have received a letter from
          ----------------
Findley & Associates dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BAB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of BAB.

                                  ARTICLE 11.

                            CONDITIONS PRECEDENT TO
                            -----------------------
                               OBLIGATIONS OF GBB
                               ------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

    11.1. Legal Opinion.  GBB shall have received the opinion of Haines
          -------------
Brydon & Lea, attorneys for BAB, and in form and substance satisfactory to the counsel of GBB, to the effect that: (i) BAB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby;
(ii) all corporate proceedings on the part of BAB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and (iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of BAB and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of BAB.

    11.2. Representations and Warranties; Performance of Covenants.  All
          --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by BAB at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BAB contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the BAB Lists in accordance with Section 6.2.10.

    11.3. Authorization of Merger.  All actions necessary to authorize
          -----------------------
the execution, delivery and performance of this Agreement and the Agreement of Merger by BAB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of BAB, and BAB shall have full power and right to merge pursuant to the Agreement of Merger.

    11.4. Third Party Consents.  BAB shall have obtained all consents of
          --------------------
other parties to its and BABANK'S respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

    11.5. Absence of Certain Changes.  Between the date of this Agreement
          --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BAB on a consolidated basis whether or not such event, change or effect is reflected in the BAB Lists as amended or supplemented after the date of this Agreement.

    11.6. Officers' Certificate.  There shall have been delivered to GBB
          ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BAB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

    11.7. Fairness Opinion.  GBB shall have received a letter from Hoefer
          ----------------
& Arnett Incorporated dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BAB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

    11.8. Shareholder's Agreements. Concurrently with the execution of
          ------------------------
this Agreement, each director of BAB and BABANK shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                                         ---------

    11.9. Agreements Not to Compete.  Concurrently with the execution of
          -------------------------
this Agreement, the directors of BAB shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                        ---------

   11.10. Affiliates Agreements.  Concurrently with the execution of
          ---------------------
this Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

   11.11. Employee Benefit Plans. GBB shall have received satisfactory
          ----------------------
evidence that all of BAB's employee benefit plans, programs and arrangements, including, without limitation, the BAB 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

   11.12. Dissenting Shares. BAB Perfected Dissenting Shares shall
          -----------------
constitute less than 8% of the outstanding shares of BAB Stock.

   11.13. Remediation.  All remediation of environmental contamination
          -----------
or conditions on any BAB Property required by the terms of this Agreement shall have been completed to the satisfaction of GBB.

   11.14. BAB Fully Diluted Book Value Per Share.  At least five
          --------------------------------------
Business Days prior to the Effective Time of the Merger, BAB shall provide GBB with BAB's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, after giving effect to any dividends paid pursuant to Section 6.1.2 hereof, the BAB Fully Diluted Book Value Per Share, as determined in accordance with such financial statements, shall be not less than the BAB Fully Diluted Book Value Per Share as of December 31, 1998 as reflected on the audited consolidated financial statements of BAB for the year then ended, plus the quotient obtained by dividing (a)

$199,396 times the number of full calendar months from January 1, 1999 through the last day of the month preceding the Closing Date by (b) the sum of (i) the number of shares of BAB Stock then issued and outstanding plus (ii) such number of shares of BAB Stock issuable upon the exercise of any BAB Stock Option.

   11.15. Termination of BAB Stock Option Plan and BAB SAR Plan.  GBB
          -----------------------------------------------------
shall have received satisfactory evidence that the BAB Stock Option Plan and BAB SAR Plan have been terminated prior to the Effective Time of the Merger; provided GBB shall comply with the provisions of Section 7.9.

   11.16. Modification of Director and Officer Indebtedness.  GBB shall
          -------------------------------------------------
have received satisfactory evidence that all loans made by BAB or BABANK to officers and directors thereof secured by BAB Stock are modified to require repayment in full 12 months after the Effective Time of the Merger.

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS
                               -----------------

    12.1. Employee Benefits.  GBB intends to merge the BAB 401(k) Plan
          -----------------
with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the BAB 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the BAB 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the BAB 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the BAB 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the BAB 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If GBB determines in its sole discretion not to merge the BAB 401(k) Plan into the GBB 401(k) Plan, BAB agrees to use its best efforts to have the BAB 401(k) Plan qualified prior to the Effective Time of the Merger.

     As soon as practicable after the Effective Time of the Merger, all other BAB and BABANK Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of BAB and BABANK shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with BAB or BABANK beginning on the date such employees commenced employment with BAB or BABANK through the Effective Time of the Merger.

     12.2 Severance Policy.  As to BABANK employees, GBB shall abide by
          ----------------
the Severance Policy of BABANK as adopted on October 20, 1998 and amended on November 3, 1998.

                                  ARTICLE 13.

                                  TERMINATION
                                  -----------

    13.1. Termination.  This Agreement may be terminated at any time
          -----------
prior to the Effective Time of the Merger upon the occurrence of any of the following:

          13.1.1.   By mutual agreement of the parties, in writing;

          13.1.2. By BAB (unless BAB's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of BAB Stock) or GBB immediately upon the failure of the shareholders of BAB to give the requisite approval of this Agreement;

          13.1.3. By BAB immediately upon expiration of 20 days from delivery of written notice by BAB to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BAB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BAB or cured by GBB, as the case may be, prior to expiration of such 20 day period);

          13.1.4. By GBB immediately upon expiration of 20 days from delivery of written notice by GBB to BAB of BAB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by BAB, as the case may be, prior to expiration of such 20 day period);

          13.1.5. By BAB or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          13.1.6. By BAB or GBB if any conditions set forth in Article 9 shall not have been met by June 30, 1999 (or July 31, 1999 if any applicable waiting period for a regulatory approval requires additional time), provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

          13.1.7. By BAB if any of the conditions set forth in Article 10 shall not have been met, or by GBB if any of the conditions set forth in Article 11 shall not have been met, by June 30, 1999 (or July 31, 1999 if any applicable waiting period for a regulatory approval requires additional time), or such earlier time as it becomes apparent that such condition shall not be met; provided, however, that this Agreement shall not be terminated pursuant to this
Section 13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          13.1.8. By GBB if BAB or BABANK shall have failed to act or refrained from doing any act pursuant to Section 6.1.14; or

          13.1.9.  By GBB under the circumstances set forth in Section 8.4.

    13.2. Effect of Termination.  In the event of termination of this
          ---------------------
Agreement by either BAB or GBB as provided in Section 13.1, neither BAB nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3.1, Section 7.3 and
Section 8.4, (b) with respect to Sections 14.1 and 14.2, and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

    13.3. Force Majeure.  BAB and GBB agree that, notwithstanding
          -------------
anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

    14.1. Expenses.
          --------

          14.1.1. GBB hereby agrees that if this Agreement is terminated by BAB pursuant to Section 13.1.3, GBB shall promptly and in any event within 10 days after such termination pay BAB all Expenses (as defined in Section 14.1.4 below) of BAB, but not to exceed $175,000.

          14.1.2. BAB hereby agrees that if the Agreement is terminated by GBB or BAB pursuant to Section 13.1.2 with respect to the failure of BAB shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1.4 or Section 13.1.8, BAB shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          14.1.3. Except as otherwise provided herein, all Expenses incurred by GBB or BAB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and BAB shall share equally the cost of printing the Proxy Statement and Prospectus.

          14.1.4. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

    14.2.  Competing Transaction Fee.  As an inducement to GBB to enter
           -------------------------
into this Agreement, in the event this Agreement is terminated by GBB because of a failure by BAB to comply with its obligations under Section 6.1.14, or if BAB or BABANK otherwise consummates a Competing Transaction prior to termination of this Agreement or during the 12-month period following termination of this Agreement, in addition to the Expenses payable to GBB under Section 14.1.2, BAB shall wire to GBB within three Business Days of demand, or shall cause the third party to such a Competing Transaction to wire to GBB within three Business Days of demand, the sum of $1,500,000, which sum the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by BAB pursuant to Section 14.1.2 hereof shall be credited against any amount due under this Section.

     In the event the Agreement terminates because GBB enters into another merger or acquisition transaction, BAB reserves its rights to assert a claim against GBB (and any successor) for BAB's direct and indirect costs and expenses and for any loss BAB incurs as a result of the transactions contemplated by this Agreement not being consummated.

    14.3. Notices.  Any notice, request, instruction or other document to
          -------
be given hereunder by any party hereto to another shall be in writing and delivered personally or by overnight courier or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

     To GBB:          Greater Bay Bancorp
                      2860 West Bayshore Road
                      Palo Alto, California  94303
                      Attention: Steven C. Smith
                      Facsimile Number:  (415) 494-9220

     With a copy to:  Greater Bay Bancorp
                      2860 West Bayshore Road
                      Palo Alto, California 94303
                      Attention: Linda M. Iannone, Esq.
                      Facsimile Number: (650) 494-9220

     To BAB:          Bay Area Bancshares
                      2003 East Bayshore Road
                      Redwood City, California 94063
                      Attention:  Anthony Gould
                      Facsimile Number:  (650) 367-6004

     With a copy to:  Haines Brydon & Lea
                      235 Pine Street, Suite 1300
                      San Francisco, California  94104
                      Attention:  Jay Pimentel, Esq.
                      Facsimile Number:  (415) 989-3561

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission; (ii) on the next Business Day after it was sent by overnight courier, postage prepaid with return receipt requested; (iii) or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

    14.4. Successors and Assigns.  All terms and conditions of this
          ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

    14.5. Counterparts.  This Agreement and any exhibit hereto may be
          ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

    14.6. Effect of Representations and Warranties.  The representations
          ----------------------------------------
and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

    14.7. Third Parties.  Each party hereto intends that this Agreement
          -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and BAB as the context may require.

    14.8. Lists; Exhibits; Integration.  Each List, exhibit and letter
          ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

    14.9. Knowledge.  Whenever any statement herein or in any list,
          ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

   14.10. Governing Law.  This Agreement is made and entered into in the
          -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

   14.11. Captions.  The captions contained in this Agreement are for
          --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

   14.12. Severability.  If any portion of this Agreement shall be
          ------------
deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

   14.13. Waiver and Modification; Amendment.  No waiver of any term,
          ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB or BAB without action by their respective shareholders.
This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

   14.14. Attorneys' Fees.  If any legal action or any arbitration upon
          ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


                              GREATER BAY BANCORP



                              By: /s/David L. Kalkbrenner
                                 ------------------------------------
                                    David L. Kalkbrenner
                                    President and Chief Executive Officer
ATTEST:


/s/Linda M. Iannone
-------------------------------
Secretary


                              BAY AREA BANCSHARES



                              By: /s/Robert R. Haight
                                 ------------------------------------
                                    Robert R. Haight
                                    President and Chief Executive Officer
ATTEST:


 /s/Janeene Johnson
-------------------------------
Assistant Secretary

                                  EXHIBIT LIST
                                  ------------



A    AGREEMENT OF MERGER

B    FORM OF AFFILIATE'S AGREEMENT

C    FORM OF NONCOMPETITION AGREEMENT

D    FORM OF SHAREHOLDER'S AGREEMENT